Exhibit 99.1

Sunworks Reports First Quarter 2017 Results

- Record Backlog of $59.8 Million -

- Wet Weather Impacts Quarterly Revenues -

ROSEVILLE, Calif. May 11, 2017 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI) and residential markets, today announced financial results for the quarter ended March 31, 2017.

Q1 2017 Summary:

●    Revenue of $14.4 million, compared to $19.4 million in the year-ago quarter

●    Gross margin of 19.4% compared to 28.7% in the year-ago quarter

●    Net loss of $2.9 million compared to net loss of $0.4 million in the year-ago quarter

●    New sales of $25.7 million compared to $9.9 million in the year-ago quarter

●    Backlog of $59.8 million compared to $39.8 million in the year-ago quarter

“The first quarter marked an important transition for Sunworks,” said Chuck Cargile, Sunworks Chief Executive Officer. “The unusually rainy weather limited the number of days our teams could spend installing, particularly in the ACI part of our business. As a result, our revenue was relatively low and we incurred a loss for the quarter. However, our new sales more than doubled and our backlog is at a record level. In addition, as drier weather returns to California, we expect our installation revenue to increase significantly in the second quarter.”

Mr. Cargile added, “We continued to transition our business to a more variable cost model to be more nimble in responding to variability in revenue. We expect to benefit from this improved cost structure and return to profitability as we convert our record backlog to revenue.”

The company’s cash balance was $4.2 million as of March 31, 2017. Total debt outstanding (including convertible debt) was $2.2 million at the end of the first quarter of 2017.

Backlog:

				Q1’ 17 - Q4 ’16	Q1’ 17 - Q1 ’16
	Q1 2017	Q4 2016	Q1 2016	% Change	% Change
(in Millions USD)
Beginning backlog	$48.5	$42.7	$49.3	13.6%	-1.6%
New sales	25.7	24.2	9.9	6.2%	159.6%
Revenue	(14.4)	(18.4)	(19.4)	-21.7%	-25.8%
Ending backlog	$59.8	$48.5	$39.8	23.3%	50.3%
(In Megawatts)
Beginning backlog	15.8	13.8	16.1	14.5%	-1.9%
New sales	12.5	8.1	3.2	54.3%	290.6%
Revenue	(4.7)	(6.1)	(6.3)	-23.0%	-25.4%
Ending backlog	23.6	15.8	13.0	49.4%	81.5%

Adjusted EBITDA:

Adjusted EBITDA is a supplemental non-GAAP financial measure that the Company believes is an important measure of operating performance.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.

The following is a non-GAAP measure of cash flow, or adjusted EBITDA, which adds back non-cash items including interest, taxes, stock based compensation and depreciation.

(in Thousands USD)				Q1’ 17 - Q4 ’16	Q1’ 17 - Q1 ’16
Adjusted EBITDA	Q1 2017	Q4 2016	Q1 2016	$ Change	$ Change
Net (loss)	$(2,905)	$(3,660)	$(378)	$755	$(2,527)
Add back:
Interest	244	294	266	(50)	(22)
Taxes	0	0	0	0	0
Stock based compensation	217	277	28	(60)	189
Depreciation	103	105	21	(2)	82
Adjusted EBITDA (loss)	$(2,341)	$(2,984)	$(63)	$643	$(2,278)

Conference Call Details:

Management will host a conference call to discuss these results today, Thursday May 11, 2017 at 10:00 a.m. ET. To access the call, please dial 1- (866) 682-6100  (toll free) or 1- (862) 255-5401 (international). The conference call will also be broadcast live over the Internet, which can be accessed via the Investor Relations section of Sunworks’ web site at http://ir.sunworksusa.com. All participants should call or access the website approximately 5 minutes before the conference begins.

The webcast will be available for replay for at least 90 days. A telephonic replay of this conference call will also be available by dialing 1- 877-481-4010 (toll free) or 1- 919-882-2331  (International) using Replay ID 10362, until 11:59 p.m. ET on May 25, 2017.

About Sunworks, Inc.

Founded in 1983, Sunworks, Inc. is a premier provider of solar power solutions for both consumers and businesses. We’re committed to quality construction practices that always exceed industry standards and uphold our ideals of ethics and safety.

Today, Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance oriented solutions for the agriculture, commercial, federal, public works, residential, and utility industries. Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by in order to support our customers above and beyond their expectations.

Sunworks fields a diverse, seasoned workforce that includes distinguished veterans who are devoted to providing the very best customer experience. All of our employees, from technicians to executives, uphold our company’s guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:

Rob Fink/John Roginski

Hayden IR

646-415-8972 / 570-569-2479

rob@haydenir.com / john@haydenir.com

SUNWORKS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017, DECEMBER 31, 2016 AND MARCH 31, 2016

(in thousands, except share and per share data)

(unaudited)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016

Sales	$14,350	$18,440	$19,428

Cost of Goods Sold	11,572	15,695	13,845

Gross Profit	2,778	2,745	5,583

Operating Expenses
Selling and marketing expenses	1,747	3,191	2,561
General and administrative expenses	3,329	2,592	2,880
Stock based compensation	217	277	28
Depreciation and amortization	103	105	21

Total Operating Expenses	5,396	6,165	5,490

(Loss) Income before Other Income/(Expenses)	(2,618)	(3,420)	93

Other Income/(Expenses)
Other income (expenses)	(43)	54	(205)
Interest expense	(244)	(294)	(266)

Total Other Income/(Expenses)	(287)	(240)	(471)

(Loss) before Income Taxes	(2,905)	(3,660)	(378)

Income Tax Expense	—	—	—

Net (Loss)	$(2,905)	$(3,660)	$(378)

LOSS PER SHARE:
Basic	$(0.14)	$(0.18)	$(0.02)
Diluted	$(0.14)	$(0.18)	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	21,264,046	20,853,921	18,811,871
Diluted	21,264,046	20,853,921	18,811,871

SUNWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2017 AND DECEMBER 31, 2016

(in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$4,196	$11,069
Restricted cash	37	37
Accounts receivable, net	11,541	9,665
Inventory	3,980	3,394
Costs in excess of billings	3,735	4,307
Other current assets	255	117

Total Current Assets	23,744	28,589

Property and Equipment, net	1,612	1,674

Other Assets
Other deposits	61	53
Goodwill	11,364	11,364

Total Other Assets	11,425	11,417

Total Assets	$36,781	$41,680

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$9,152	$12,979
Billings in excess of costs	6,221	4,997
Customer deposits	277	64
Loan payable, current portion	222	218
Acquisition convertible promissory notes, net of beneficial conversion feature of $590 and $807, respectively	1,177	959

Total Current Liabilities	17,049	19,217

Long Term Liabilities
Loan payable	438	496
Warranty liability	131	116
Convertible promissory notes	384	654
Total Long Term Liabilities	953	1,266
Total Liabilities	18,002	20,483

Shareholders’ Equity
Preferred stock Series B, $.001 par value; 5,000,000 authorized shares; 1,506,024 shares issued and outstanding, respectively	2	2
Common stock, $.001 par value; 200,000,000 authorized shares; 22,440,664 and 20,853,921 shares issued and outstanding, respectively	22	21
Additional paid in capital	70,803	70,317
Accumulated Deficit	(52,048)	(49,143)

Total Shareholders’ Equity	18,779	21,197

Total Liabilities and Shareholders’ Equity	$36,781	$41,680